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                                                              EXHIBIT 10.04.03



                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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This First Amendment to Employment Agreement is entered into as of the 1st day of August, 1997, between SALEM RADIO NETWORK INCORPORATED, a Delaware corporation ("Company"), and GREG R. ANDERSON ("Employee").

                                  WITNESSETH:

WHEREAS, the Company and Employee entered into a contract for the employment of Employee by Company on February 9, 1995 (the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement.

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Paragraph 1 of the Agreement is hereby amended to read as follows:

          1. TERM.  The term of this Agreement will be for the period beginning
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          August 1, 1997 and ending September 30, 2000.

     2. Subparagraph 3.3 of the Agreement is hereby amended to read as follows:

          3.3 In addition to Employee's responsibilities with respect to the Company enterprise set forth in subparagraph 3.2, above, Employee shall supervise and manage the operations of Salem Radio Representatives, Inc., SRN News and the Morningstar music format.

     3.   Paragraph 4A of the Agreement is hereby amended to read as follows:

          A. Company agrees to pay Employee in full for services rendered as described in Part 3 above, a base salary of $13,525 per month during the term of this Agreement.

     4.   Paragraph 4B of the Agreement is hereby amended to read as follows:

          B. In addition, Employee shall be eligible for an annual performance bonus consideration based on the following:

          At the completion of year-end audited financial statements of the Company and the other entities supervised and managed by Employee during the term of this Agreement, consideration will be given by the Company Board of Directors to paying Employee a discretionary bonus, following its evaluation of Employee's performance. Criteria to be considered will include but not be limited to: Meeting or exceeding the net operating income budgets of the Company and the other entities supervised and managed by Employee; identifying talent and
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          development of new programming; continued expansion of the Company affiliate base, and in particular the expansion of affiliates for and establishment of profitability at SRN News; and development and skillful management of the organization of all entities supervised and managed by Employee, and in particular the development of managerial and affiliate relations staffs. Bonuses, if declared, will be paid not later than 30 days after the completion of the audited year-end financial statements.

     5. The second sentence of Paragraph 5 of the Agreement is hereby amended to read as follows:

          Employee shall receive three weeks (15 days) of paid vacation time per annum through the term of this contract.

     6.   Paragraph 6C of the Agreement is hereby amended to read as follows:

          C. By Company at any time provided one hundred eighty (180) days of salary, excluding bonuses, and all accrued vacation is paid.

     7. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

Executed as of the date first above written.

SALEM RADIO NETWORK INCORPORATED

By: /s/ Edward G. Atsinger III
    -------------------------
    Edward G. Atsinger III
    Chief Executive Officer


    /s/ Greg R. Anderson
    -------------------------
    Greg R. Anderson


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